Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael P. Kaminski, Samuel W. Duggan II and Karen W. Duros, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) one or more registration statements on Form S-1 (the “Registration Statements”) covering the registration shares of common stock, par value $0.001, of Stereotaxis, Inc. (the “Company”) for resale by or on behalf of certain selling stockholders pursuant to registration rights granted, pursuant to separate registration rights agreements or otherwise, including shares issuable upon conversion of notes or debentures or upon exercise of warrants as set forth and described in and under (i) that certain Stock and Warrant Purchase Agreement, dated May 7, 2012, between the Company and the investors named therein, (ii) that certain Securities Purchase Agreement, dated May 7, 2012 and (iii) that certain Note and Warrant Purchase Agreement dated February 21, 2008, as amended, between the Company and the investors named therein, and any and all pre-effective and post-effective amendments to the Registration Statements), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: May 23, 2012

/s/ Fred A. Middleton Fred A. Middleton	Chairman of the Board

/s/ Michael P. Kaminski Michael P. Kaminski	President & Chief Executive Officer, Director (principal executive officer)

/s/ Samuel W. Duggan II Samuel W. Duggan II	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Christopher Alafi Christopher Alafi	Director

/s/ David W. Benfer David W. Benfer	Director

/s/ William M. Kelley William M. Kelley	Director

/s/ Robert J. Messey Robert J. Messey	Director

/s/ William C. Mills III William C. Mills III	Director

/s/ Eric N. Prystowsky Eric N. Prystowsky	Director